STATE OF DELAWARE
                           CERTIFICATE OF DISSOLUTION



Inovision Corporation
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corporation organized and existing under the General corporation Law of the state of Delaware.

DOES HEREBY CERTIFY AS FOLLOWS:
The dissolution of said Corporation
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has  been  duly  authorized  by the  Board  of  Directors  and  Stockholders  in
accordance with subsections (a) and (b) of Section 275 of the General Corporation Law of the State of Delaware.

The date the dissolution was authorized is  September 21, 1998
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The  following is a list of the names and addresses of the directors of the said corporation:


           NAME                                      ADDRESS

Austin O. Furst, Jr.                    #103, Port Lewes, Lewes, DE
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Klaus Eppler                            1585 Broadway, New York, NY
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Stephen L. Einhorn                      575 Eighth Ave., New York, NY
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Donald Sting                            84 Turtleback Rd., New Canaan, CT
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The  following  is a list of the name and  addresses of the officers of the said corporation:


       NAME                      OFFICE                       ADDRESS

Austin O. Furst, Jr.      Chairman/President        #103 Port Lewes, Lewes, DE
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                                       BY: /s/ Austin O. Furst, Jr.
                         TITLE OF OFFICER: Chairman/ President
                                   ATTEST: /s/ Nora Ann Price
                                           Secretary (or Assistant Secretary)